Exhibit 99.1

1400 Union Meeting Road Blue Bell, PA 19422 Phone: 215-619-2700

Shareholder Contacts:

Ian J. Harvie of C&D: 215-619-7835

FOR IMMEDIATE RELEASE

C&D Technologies Announces Plan for Reverse Stock Split

BLUE BELL, Pa., January 31, 2011 /PRNewswire-FirstCall/ — C&D Technologies, Inc. announced today that on January 26, 2011, the Board of Directors of C&D Technologies, Inc. (the “Board” and the “Company”, respectively) approved and recommended, and on January 31, 2011, the Majority Stockholder of the Company’s common stock representing 65.2% of the Company’s issued and outstanding voting securities, approved by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, the corporate actions listed below (the “Corporate Actions”). The Company will file an Information Statement on Schedule 14C (the “Information Statement”) with the Securities and Exchange Commission, in accordance with its obligations under federal securities laws as promptly as is reasonably practicable. Corporate Action 1 and Corporate Action 2 described below will not be effective until a minimum of 20 calendar days after the mailing of the Information Statement to our stockholders. The Information Statement will describe all of the Corporate Actions in detail.

Corporate Action 1: Amendment to Certificate of Incorporation

Having received the consent of the Majority Stockholder, an amendment to the Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) to decrease the number of authorized shares of the Company’s common stock, par value $.01 per share (“Common Stock”), from 600,000,000 to 25,000,000 was duly approved by our stockholders. The Amended and Restated Certificate of Incorporation will not be effective until a minimum of 20 calendar days after the mailing of the Information Statement to our stockholders.

Corporate Action 2: Reverse Stock Split

Having received the consent of the Majority Stockholder, an amendment to the Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding and treasury shares of Common Stock at a ratio of

1-for-35, pursuant to which each 35 shares of the issued and outstanding and treasury shares of Common Stock will be combined and reclassified into 1 share of Common Stock, was duly approved by our stockholders. Each stockholder otherwise entitled to receive a fractional share of common stock as a result of the reverse stock split will receive one full share of common stock in lieu of the Company issuing such fractional share or paying cash in respect thereof. The amendment to the Amended and Restated Certificate of Incorporation effecting the reverse stock split of the issued and outstanding and treasury shares of Common Stock at a ratio of 1-for-35 will not be effective until a minimum of 20 calendar days after the mailing of the Information Statement to our stockholders.

Corporate Action 3: 2011 Stock Option Plan

Having received the consent of the Majority Stockholder, the Company’s 2011 Stock Option Plan (the “2011 Stock Option Plan”), which will allow us to make grants of incentive and nonqualified stock options to our employees, including our named executive officers, directors, and consultants, was duly approved by our stockholders The 2011 Stock Option Plan reserves 52,989,895 shares of the Company’s Common Stock for issuance, which will be adjusted to 1,513,997 after the reverse stock split described above is effected. The 2011 Stock Option Plan will also be subject to adjustment in the event of any other stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other similar changes in the outstanding Common stock or capital structure of the Company. No options will be granted under the 2011 Stock Option Plan until a minimum of 20 calendar days after the mailing of the Information Statement to our stockholders.

About C&D Technologies:

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), telecommunications, and uninterruptible power supply (UPS), as well as emerging markets such as solar power. C&D Technologies' engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies' unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, Pennsylvania. For more information about C&D Technologies, visit http://www.cdtechno.com.

Forward-looking Statements:

This press release contains forward-looking statements, which are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2010, updated to reflect certain subsequent events as detailed in the Current Report on Form 8-K, filed on October 20, 2010, which should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2010, including the risk factors contained therein.